UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2005

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30212
(Commission File Number)

13-3422912
(I.R.S. Employer Identification No.)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East,
Kowloon, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(011) 852-2390-8600
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Digital Media Corporation f/k/a Hairmax International, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 8.01 Other Events

As of July 1, 2005, obligors under an aggregate of $2,290,025 in principal amount of their 9% ninety-day promissory notes owing to the Registrant, which notes were delivered to the Registrant in connection with the obligors’ purchase of 6,586,500 shares of the Registrant’s common stock under its Regulation E offering which closed on February 7, 2005, are in default in their payment obligations.

The Registrant has been in negotiations with respect to the default since the due date on July 1, 2005, and on August 8, 2005, the Board of Directors of the Registrant approved an extension of the term of the notes for an additional three months at an interest rate equal to 9% per annum.

The Registrant reports that of the aggregate $2,290,025 original principal amount owning under the promissory notes, it has received US$971,123.99 in payments to date, which has been contributed to the working capital of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORPORATION

Date: August 10, 2005	By:	/s/ Ng Chi Shing
Ng Chi Shing President

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